UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☑ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

NOVATION COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVATION COMPANIES, INC.
2114 Central Street, Suite 600
Kansas City, MO  64108
(816) 237-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Novation Companies, Inc., a Maryland corporation (the “Company”), to be held on Friday, June 6, 2014 at 10:00 am, Central Time, at the Hilton President Kansas City, 1329 Baltimore, Kansas City, Missouri 64105 for the following purposes:

1.

To elect two Class III directors to serve until the annual meeting of shareholders to be held in 2017 and until their successors are elected and qualify;

2.

To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.

To hold an advisory vote on the compensation of the Company’s named executive officers;

4.

To approve and adopt the First Amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan; and

5.

To transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

The Company’s Board of Directors intends to present Howard M. Amster and Barry A. Igdaloff as nominees for election to the Board of Directors.  The Board of Directors has fixed the close of business on April 14, 2014 as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on June 6, 2014:  The proxy statement and the Company’s annual report to shareholders are available electronically at www.proxyvote.com.

By Order of the Board of Directors

/s/ W. Lance Anderson

W. Lance Anderson
Chairman of the Board and
Chief Executive Officer

Kansas City, Missouri

April 25, 2014

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON THE NOTICE OF INTERNET AVAILABILITY.

IF YOU RECEIVED THE PROXY MATERIALS BY PAPER DELIVERY, PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOUR VOTE IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

NOVATION COMPANIES, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108
(816) 237-7000

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 6, 2014

The Board of Directors of Novation Companies, Inc., a Maryland corporation (the “Company”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Friday, June 6, 2014 at 10:00 am, Central Time, at the Hilton President Kansas City, 1329 Baltimore, Kansas City, Missouri 64105.

The proxy materials are being furnished primarily via the Internet, instead of mailing printed copies of those materials to each shareholder, which expedites your receipt of materials, lowers our expenses and conserves natural resources.  On or about April 25, 2014, the Company mailed to its shareholders of record a notice of internet availability of proxy materials containing their control number, instructions on how to access the Company proxy statement and the annual report through the Internet and how to vote through the Internet.  The notice also included instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail.  Beneficial owners received a similar notice from their broker, bank or other nominee.  If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice.

GENERAL INFORMATION

Attending the Annual Meeting

You can attend the annual meeting in person or by proxy.

Attending in Person:  The annual meeting will be held at the Hilton President Kansas City, 1329 Baltimore, Kansas City, Missouri 64105.  You will need to present photo identification, such as a driver’s license, and proof of stock ownership as of the record date in order to be allowed into the meeting.

Attending by Proxy:  Please see “Voting of Proxies” below.

Record Date and Voting Rights

Holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 14, 2014, the record date, are entitled to notice of, and to vote at the annual meeting.  On that date, 91,479,519 shares of Common Stock were outstanding.  Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the record date.

Voting of Proxies

If you are not planning on attending the annual meeting to vote your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number.  Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the notice of internet availability of proxy materials and on the proxy card.

Shares of stock represented by properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies.  Unless contrary instructions are indicated on the proxy:

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shares will be voted FOR the election of the nominees named in this proxy statement as Class III directors;

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shares will be voted FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014;

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shares will be voted FOR the compensation paid to the Company’s named executive officers; and

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shares will be voted FOR the First Amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein.  To date, the Company has not received any shareholder proposals.  If any other matter that the management and Board of Directors are not now aware is properly presented to the shareholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

The giving of the proxy does not preclude the right to vote in person when attending the annual meeting in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Solicitation of Proxies

The costs of this solicitation by the Board of Directors will be borne by the Company.  Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and electronic mail.  Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies.  The Company will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Broker Non-Votes

If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, you will need to follow the directions your nominee provides to you.  If you do not give instructions to your nominee, your nominee will determine whether it has discretionary authority to vote your shares.  Applicable regulations prohibit nominees from voting shares on non-routine matters unless the beneficial owners indicate how the shares are to be voted.  Therefore, unless you instruct your nominee on how to vote your shares with respect to the election of directors, the say-on-pay advisory vote, and the approval of the First Amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan, your nominee will be prohibited from voting on such matters on your behalf.  As such, it is critical that you cast your vote if you want it to count in the election of directors, the say-on-pay advisory vote, and the approval of the First Amendment to the Company’s Amended and Restated 2004 Incentive Stock Plan at the annual meeting.  Your nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Votes Required for Approval of Proposals

The presence, in person or by proxy, of shareholders entitled to cast a majority of all of the votes entitled to be cast constitutes a quorum for the transaction of business at the annual meeting.  Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 1: The vote of a plurality of all of the votes cast at the annual meeting (at which a quorum is present) is required for the election of Class III directors.  For purposes of the election of Class III directors, broker non-votes and abstentions will be excluded entirely and will have no effect on the result of the vote.

Proposal 2: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the annual meeting (at which a quorum is present), is required for ratification of the independent registered public accounting firm.  Abstentions with respect to the vote on the ratification of the independent registered public accounting firm will have the same effect as a vote against the proposal.  Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

Proposal 3: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the annual meeting (at which a quorum is present), is required for approval of the advisory vote on executive compensation.  Abstentions with respect to the advisory vote on executive compensation will have the same effect as a vote against the proposal.  Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

Proposal 4: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the annual meeting (at which a quorum is present), is required for approval of the First Amendment to the 2004 Plan.  Abstentions with respect to this Proposal 4 will have the same effect as a vote against the proposal.  Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

Appraisal Rights and the Right to Petition for Fair Value

The holders of Common Stock will not have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the annual meeting.  The Company will not independently provide such a right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 6, 2014:

This proxy statement and our annual report to shareholders are also available to you at http://www.novationcompanies.com/investors/financials and at www.proxyvote.com.

PROPOSAL 1 – ELECTION OF CLASS III DIRECTORS

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of shareholders each year.  A director elected by shareholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualifies, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Two Class III directors will be elected at this year’s annual meeting.  Their terms will expire upon the 2017 annual meeting.  The nominees for Class III directors are Howard M. Amster and Barry A. Igdaloff.

The proxy holders intend to vote all proxies received by them in the accompanying form for Messrs. Amster and Igdaloff unless otherwise specified by the shareholder.  In the event that either Mr. Amster and Igdaloff is unable to serve as a Class III director at the time of the annual meeting, the proxies will be voted for the nominee who shall be designated by the current Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for Messrs. Amster and Igdaloff and against any other nominee.  Each nominee has agreed to serve as a director if elected, and as of the date of this proxy statement, the Board of Directors is not aware that either nominee is unable to serve as director.  The election to the Board of Directors of the nominees identified in the proxy statement will require a plurality of all votes cast at the annual meeting, meaning that the nominees who receive the highest number of votes will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES IDENTIFIED BELOW.

Name	Board Position
Howard M. Amster	Class III Director
Barry A. Igdaloff	Class III Director

Nominees and Directors

Set forth below is certain information regarding each nominee for director and continuing director of the Company.  The information presented includes information provided to the Company by each nominee and director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of the Company.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board of Directors to the conclusion that such person should serve as a director, the Board of Directors also believes that all of the nominees and directors have a reputation for high personal and professional ethics, integrity, values and character.  Each nominee and director brings a strong and unique background and set of skills to the Board of Directors giving the Board of Directors as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, law and regulation, accounting and finance, and risk assessment.  They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board of Directors.  Each nominee and director is committed to achieving, monitoring and improving on the Company’s business strategy.

Class III Nominees – Terms Expiring 2017

Howard M. Amster, age 66, is an owner and operator of multiple real estate investments.  Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp., the corporate general partner of Pleasant Lake Apts. Limited Partnership.  Mr. Amster also serves as a director of Maple Leaf Financial, Inc., the holding company for Geauga Savings Bank, and newAX, Inc. (formerly Astrex, Inc.) and since 2000, has served as a Principal with Ramat Securities Ltd., a securities brokerage firm.  From 1992 to 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities).  Mr. Amster has been a member of the Board of Directors since 2009.

The Board of Directors believes Mr. Amster’s qualifications to serve on the Board of Directors include his investment experience and his service on several boards of directors.

Barry A. Igdaloff, age 59, has served as the sole proprietor of Rose Capital, a registered investment advisor in Columbus, Ohio, since 1995.  Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000, and is chairman of its audit committee and a member of its nominating and corporate governance committee.  Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001.  Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department.  Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney.  Mr. Igdaloff has been a member of the Board of Directors since 2009.

The Board of Directors believes Mr. Igdaloff’s qualifications to serve on the Board of Directors include his financial expertise, his years of experience as an investment advisor, attorney, and CPA and his service on several boards of directors.

Class I Directors – Terms Expiring 2015

Art N. Burtscher, age 63, has been a member of the Board of Directors since 2001.  Since 2004, Mr. Burtscher has been Chairman of McCarthy Group Advisors, L.L.C., an Omaha, Nebraska, investment advisory firm.  McCarthy Group Advisors was acquired by Westwood Holdings Group, Inc. in November 2010.  Mr. Burtscher remains with Westwood Holdings Group, Inc. as a director and President of the Western Region.  From 2000 to 2004, he was President of McCarthy Group Asset Management.  From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska.  Mr. Burtscher also serves on the board of directors of NIC, Inc., an Overland Park, Kansas eGovernment service provider, is its lead independent director and is the chairman of its audit committee.  Additionally, Mr. Burtscher serves on the boards of directors of The Durham Museum, American National Bank, SilverStone Group, Jet Linx, United Way of the Midlands Foundation and Nebraska Methodist Hospital.  He is also a trustee for DLR Group.  The Board of Directors believes that Mr. Burtscher’s qualifications to serve on the Board of Directors include his experience in the financial services industry, his extensive knowledge of financial, business and investment matters and his service on several boards of directors. Mr. Burtscher’s term on the Board of Directors will expire in 2015.

Edward W. Mehrer, age 75, has been a member of the Board of Directors since 1996.  Mr. Mehrer served as Interim President & Chief Executive Officer of Cydex, Inc., a pharmaceutical company based in Overland Park, Kansas, from November 2002 through June 2003, and as its Chief Financial Officer from November 1996 through December 2003.  Prior to joining Cydex, Mr. Mehrer was associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company (“Marion”).  From December 1991 to December 1995, he served as Executive Vice President and Chief Financial and Administrative Officer of Marion and a director and member of its executive committee.  From 1976 to 1986, Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri.  The Board of Directors believes that Mr. Mehrer’s qualifications to serve on the Board of Directors include his experience as a practicing CPA and his executive level experience and board service for several companies. Mr. Mehrer’s term on the Board of Directors will expire in 2015.

Class II Directors – Terms Expiring 2016

W. Lance Anderson, age 54, is a co-founder and the current Chairman of the Board and Chief Executive Officer of the Company. He took over as Chairman and CEO in January 2008. Prior to that Mr. Anderson was President and Chief Operating Officer and has been a member of the Board of Directors since 1996. Prior to joining Novation, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., a New York Stock Exchange listed real estate investment trust (Dynex). In addition, Mr. Anderson was President and Chief Executive Officer of Dynex’s single-family mortgage operation, Saxon Mortgage. He had been at Dynex since 1989.  The Board of Directors believes Mr. Anderson’s qualifications to sit on the Board of Directors and serve as its Chairman include his extensive executive and operational experience and his detailed knowledge, as an executive officer, of the Company and its development. Mr. Anderson’s term on the Board of Directors will expire in 2016.

Gregory T. Barmore, age 72, has served on the Board of Directors since 1996.  In 1997, he retired as Chairman of the Board of GE Capital Mortgage Corporation (“GECMC”), a subsidiary of General Electric Capital Corporation (GE Capital). He was responsible for overseeing the strategic development of GECMC’s residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation (“ERC”), one of the nation’s largest property and casualty reinsurance companies and also a subsidiary of GE Capital.  Mr. Barmore also serves on the board of directors of A. Schulman, Inc., Harbor Technologies, LLC, and Therma-Hexx Corporation.  The Board of Directors believes that Mr. Barmore’s qualifications to serve on the Board of Directors include his executive level experience, financial expertise, and service on several boards of directors. Mr. Barmore’s term on the Board of Directors will expire in 2016.

None of the executive officers or directors of the Company were convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any such person been a party to a judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.  All the executive officers and directors of the Company are U.S. citizens.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

A majority of the directors of the Board of Directors must meet the criteria for independence as established by the Board of Directors.  The Company’s criteria provides that a director will not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company.  The Board of Directors has adopted, upon recommendation from the Nominating and Corporate Governance Committee, a set of categorical standards to form the basis for the Board of Directors’ independence determinations (the “Director Independence Standards”).  Although the Company’s securities are no longer listed on the New York Stock Exchange, the Director Independence Standards are substantively the same as those provided for in the rules of the New York Stock Exchange.

The Nominating and Corporate Governance Committee and the Board of Directors have evaluated the relationships between each director nominee or director (and his or her immediate family members and related interests) and the Company and its subsidiaries.  As a result of this evaluation, the Board of Directors has affirmatively determined, upon recommendation from the Nominating and Corporate Governance Committee, that each of the following director nominees or current directors has no material relationship with the Company and is independent under the Director Independence Standards: Gregory T. Barmore, Art N. Burtscher, Edward W. Mehrer, Howard M. Amster and Barry A. Igdaloff.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committee may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, and may not be affiliates of the Company.

Board of Directors Leadership Structure

W. Lance Anderson, the Company’s Chief Executive Officer, serves as the Chairman of the Board of Directors.  The Board of Directors has combined the roles of Chairman of the Board of Directors and Chief Executive Officer in Mr. Anderson because it believes that this structure enables the Company to most effectively pursue its business strategy and allows Mr. Anderson to more effectively represent the Company with its various constituents.  Additionally, Mr. Anderson’s in-depth knowledge of the Company and its business provides the Board of Directors with the leadership needed to set the strategic focus and direction for the Company.  At the same time, the Board of Directors’ Lead Independent Director role provides an effective means for the independent directors to exercise appropriate independent oversight of management.

Lead Independent Director

Gregory T. Barmore currently serves as the Company’s Lead Independent Director.  The primary responsibilities of the Lead Independent Director are to:

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Approve an appropriate schedule of the Board of Directors’ meetings, seeking to ensure the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

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Review agendas for the Board of Directors and committee meetings;

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Assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain material;

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Whenever appropriate, direct the retention of consultants who report directly to the Board of Directors;

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Assist the Board of Directors and the Company’s officers in assuring compliance with and implementation of the Corporate Governance Guidelines and be principally responsible for recommending revisions to the Corporate Governance Guidelines;

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Coordinate an agenda for the Board of Directors’ independent directors;

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Evaluate, along with the members of the Compensation Committee and the full Board of Directors, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board of Directors’ evaluation; and

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Review the membership and performance of the various Board of Directors Committees and Committee Chairs.

The Lead Independent Director is elected annually for a maximum tenure of three years.  The performance of the Lead Independent Director is evaluated annually by the Board of Directors and where the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board of Directors, the Lead Independent Director will be replaced.

Board of Directors Attendance and Annual Meeting Policy

During 2013, there were seven meetings of the Board of Directors, in addition to acting by unanimous written consent.  Each director participated in at least 75% of the meetings of the Board of Directors and the committees on which he served during the periods for which he has been a director or committee member.  Independent directors are not expected to attend the annual shareholders meeting.  Three directors attended the 2013 annual meeting of shareholders.

Standing Board of Directors Committee Membership and Meetings

The Board of Directors has three standing committees: Audit, Nominating and Corporate Governance and Compensation.  The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning committee memberships and appointment of chairpersons for each committee, and the Board of Directors appoints the members and chairpersons of each committee.  Descriptions of the committees are provided below.  These descriptions are qualified in their entirety by the full text of the written committee charters that may be found on the Company’s website as described below.

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Audit Committee.  The Audit Committee of the Board of Directors consists of four independent directors: Gregory T. Barmore, Art N. Burtscher, Barry Igdaloff and Edward M. Mehrer.  Mr. Mehrer serves as the chairman.  The Board of Directors has determined that Edward W. Mehrer qualifies as an “audit committee financial expert” under SEC rules and that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee.  During 2013, the Audit Committee met four times, in addition to acting by unanimous written consent.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence; (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures; and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement.

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Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee of the Board of Directors consists of three independent directors: Gregory T. Barmore, Art N. Burtscher and Edward M. Mehrer, with Mr. Burtscher serving as the chairman.  The Nominating and Corporate Governance Committee met one time during 2013, in addition to acting by unanimous written consent.

The purpose of the Nominating & Corporate Governance Committee is to: (i) identify individuals qualified to become Board of Directors members consistent with the criteria established by the Board of Directors; (ii) recommend to the Board of Directors the director nominees for the next annual shareholders meeting; (iii) lead the Board of Directors in the annual review of the Board of Directors’ performance and the review of management’s performance; and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board of Directors.

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Compensation Committee.  The Compensation Committee of the Board of Directors consists of four independent directors: Howard M. Amster, Gregory T. Barmore, Art N. Burtscher and Edward M. Mehrer, with Mr. Barmore serving as the chairman.  The Compensation Committee is scheduled to meet quarterly, and more frequently as circumstances dictate.  During 2013, the Compensation Committee met three times, in addition to acting by unanimous written consent.

The responsibilities of the Compensation Committee are set forth in its charter and include: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer and senior management; (ii) review, approve and recommend to the Board of Directors any new incentive-compensation and equity-based plans that are subject to Board of Directors approval and (iii) approve any required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and annual report on Form 10-K.  The Compensation Committee also reviews and recommends the compensation structure for the Board of Directors.  The Compensation Committee may delegate certain of its authority to a subcommittee comprised of one or more members of the Compensation Committee.

Corporate Governance Documents

The Company’s Corporate Governance Guidelines, Code of Conduct, and charters of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees may be obtained from the corporate governance section of our website (www.novationcompanies.com).  The Company will also provide copies of these documents free of charge to any shareholder who sends a written request to: Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

The Code of Conduct applies to our principal executive officer, principal financial officer, principal accounting officer, directors and other employees performing similar functions.  We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct that applies our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions by disclosing such matters on our website within four business days.

Our investor relations contact information follows:

Investor Relations

2114 Central Street

Suite 600

Kansas City, MO 64108

816.237.7000

Email:  ir@novationcompanies.com

Executive Sessions

Executive sessions of non-management directors are held at least three times a year.  The sessions are scheduled and chaired by Mr. Burtscher, who is the Chair of the Nominating and Corporate Governance Committee.  Any non-management director can request that an additional executive session be scheduled.

Communications with the Board of Directors

Shareholders may communicate directly with any member of the Board of Directors or any individual chairman of a Board committee by writing directly to those individuals at the following address: Novation Companies, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108.  Communications that are intended for the non-management, independent directors generally should be marked to the attention of the Chair of the Nominating and Corporate Governance Committee.  The Company’s general policy is to forward, and not to intentionally screen, any substantive mail received at the Company’s corporate office that is sent directly to a director; however, (i) routine advertisements and business solicitations and (ii) communications deemed to be a security risk or principally for harassment purposes, may not be forwarded in the discretion of the Corporate Secretary, provided that in the latter case the Chairman of the Board and Lead Independent Director are notified thereof.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create shareholder value.  A fundamental part of risk management is understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board of Directors’ assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company.  The full Board of Directors conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board of Directors delegates responsibility for certain aspects of risk management to the Audit Committee.  Per its charter, the Audit Committee focuses on key financial risks and related controls and processes and discusses with management the Company’s major financial reporting exposures and the steps management has taken to monitor and control such exposures.

The Board of Directors believes its leadership structure enhances overall risk oversight.  While the Board of Directors requires risk assessments from management, the combination of Board of Directors member experience, diversity of perspectives, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

Consideration of Director Nominees by Shareholders

The policy of the Nominating and Corporate Governance Committee is to consider properly-submitted shareholder nominations for candidates for membership on the Board of Directors as described below.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director.  The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, shareholders or other persons.  These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.  Shareholder nominations should be addressed to: Novation Companies, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108, attention Corporate Secretary.  The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board of Directors, following verification of the shareholder status of persons proposing candidates.  If any materials are provided by a shareholder in connection with the nominating of a director candidate, such material will be forwarded to the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties.  In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Directors Minimum Qualifications

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors based upon several criteria set forth in the Company’s Corporate Governance Guidelines, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, reputation, civic and community relationships, concern for the long-term interest of shareholders, personal integrity and judgment, knowledge and experience in the Company’s industry (such as operations, finance, accounting and marketing experience and education) and diversity.  The Nominating and Corporate Governance Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds when seeking nominees to the Board of Directors.  The Nominating and Corporate Governance Committee does not have a diversity policy in place.

The Nominating and Corporate Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees.  When evaluating nominees, the composition of the entire Board of Directors is also taken into account including the need for a majority of independent directors.  In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board of Directors.  The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.  The Nominating and Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the annual self-evaluation process.

Director Nominee Recommendations

The Nominating and Corporate Governance Committee of the Board of Directors has approved the nominees for Class III directors for inclusion on the proxy card.  The Class III director nominees are standing for re-election the Board of Directors.

Director Compensation in Fiscal Year 2013

Pursuant to the 2011 Compensation Plan for Independent Directors, which became effective August 9, 2011, the Company pays non-employee directors an annual retainer of $50,000.  The Lead Independent Director is paid an annual retainer of $10,000.  The chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees is paid an annual retainer fee of $10,000, $5,000 and $5,000, respectively.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors.  No director who is an employee of the Company will receive separate compensation for services rendered as a director.

The following table sets forth the compensation for each of the Company’s non-employee directors for the fiscal year ended December 31, 2013.

2013 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Gregory T. Barmore	$65,000	$0	$ 65,000
Art N. Burtscher	55,000	0	55,000
Edward W. Mehrer	60,000	0	60,000
Howard M. Amster	50,000	0	50,000
Barry A. Igdaloff	50,000	0	50,000

AUDIT COMMITTEE REPORT

The Audit Committee engages the independent registered public accounting firm, reviews with the independent auditors the plans and results of any audits, reviews other professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews with management management’s evaluation of the Company’s internal control structure.  The Audit Committee is composed of four directors.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for fiscal year 2013.  In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) by Auditing Standard Nos. 16, Communications with Audit Committees.

The Audit Committee has received from the independent auditors written disclosures and a letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board of Directors regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee

Edward W. Mehrer, Chair
Gregory T. Barmore
Art N. Burtscher
Barry A. Igdaloff

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

The executive officers of the Company and their positions are as follows:

Name	Position With the Company
W. Lance Anderson	President, Chief Executive Officer and Chairman of the Board of Directors
Rodney E. Schwatken	Senior Vice President, Chief Financial Officer and Secretary
Steve Haslam	Senior Vice President and Chief Operating Officer
Matthew Lautz	Senior Vice President and Chief Information Officer
Brett Monger	Vice President and Chief Accounting Officer

The executive officers serve at the discretion of the Board of Directors.  Biographical information regarding Mr. Anderson is provided in the “Nominees and Directors” section of this proxy statement.  Biographical information regarding the other executive officers is set forth below.

Rodney Schwatken, age 50, was appointed Senior Vice President and Chief Financial Officer of the Company on January 3, 2008.  From March 2006 to January 2008, Mr. Schwatken was the Company’s Vice President-Strategic Initiatives where he was responsible for special projects generally related to corporate development and management of the Company’s strategic transactions.  From March 1997 until March 2007, Mr. Schwatken held various titles including Vice President and Controller (Chief Accounting Officer) of the Company and was responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping.  From June 1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry.  From January 1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.

Steve Haslam, age 58, was appointed the Chief Operating Officer by the Board of Directors on March 8, 2012.  Mr. Haslam has been the Chief Executive Officer of StreetLinks, LLC, since its inception in August 2008.  Mr. Haslam continues to serve as the Chief Executive Officer of StreetLinks in addition to his role as Chief Operating Officer of the Company.  Prior to his employment with StreetLinks, Mr. Haslam served as Senior Vice President of the Company’s Retail Lending Division since joining the Company in December 2002.

Matthew Lautz, age 31, was appointed Senior Vice President and Chief Information Officer by the Board of Directors on March 1, 2012.  Mr. Lautz served as the Chief Technology Officer of StreetLinks since November 2010.  He is responsible for corporate technology initiatives, including overseeing software development for multiple product lines and management of technology infrastructures.  From October 2009 to November 2010, Mr. Lautz was President of Corvisa, LLC, a majority-owned subsidiary of StreetLinks.  Previously, Mr. Lautz held the title of Chief Executive Officer at Brevient Communications, a voiceover intellectual property and software development firm in Milwaukee, Wisconsin.

Brett Monger, age 35, was appointed Vice President and Chief Accounting Officer by the Board of Directors on March 1, 2012.  Mr. Monger joined the Company in September 2006 as an Accounting Manager responsible for corporate accounting matters.  In 2008, he became the Financial Reporting Manager responsible for the Company’s SEC filings, technical accounting issues and other financial reporting matters.  In 2011, he became the Corporate Controller responsible for the Company’s accounting and reporting functions, and Mr. Monger continues to act as Corporate Controller.  From July 2001 to September 2006, Mr. Monger was employed by McGladrey & Pullen LLP in Kansas City, Missouri, where he worked in the audit function, most recently as an audit supervisor.  He worked primarily with clients in the financial institution, wholesale-retail and manufacturing industries.

EXECUTIVE COMPENSATION

Introduction

This section provides information regarding the compensation of the persons who served as our principal executive officer and principal financial officer during 2013 (collectively our “Named Executive Officers”).  Our Named Executive Officers for 2013, and the positions they held during 2013, were as follows:

Name	Title
W. Lance Anderson	President, Chief Executive Officer and Chairman of the Board of Directors
Rodney E. Schwatken	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Steve Haslam	Senior Vice President and Chief Operating Officer

Compensation Program Objectives

The objectives of our compensation program for our Named Executive Officers are to focus and reward performance, to be externally competitive and internally equitable, to retain and incentivize on a long term basis, and to align executive interests with those of shareholders. The principal components of our compensation program are base salary, annual cash bonus incentive, and long-term equity incentives. Base salary is designed to attract and retain executive talent, and is determined with consideration to responsibility level, market factors and sustained achievement. Annual cash bonus incentives are intended to focus and reward performance on measures that are important to achievement of Company business objectives, such as successful operations, profitability and liquidity. Long term equity incentives, typically in the form of stock options or restricted stock, are intended to align the executive’s interests with those of shareholders, and to motivate the achievement of long-term financial and operating performance goals such that executives share in the creation of shareholder value.  The Company did not retain a compensation consultant with respect to compensation determinations for 2012, 2013 or 2014.

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers during the fiscal year ended December 31, 2013 and 2012.

					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(4)	($)(4)	($)(5)	($)
W. Lance Anderson,	2013	665,784	—		10,236	47,844	—	723,864
Chief Executive Officer	2012	665,784	61,109	(1)	24,615	29,536	—	781,044
Rodney E. Schwatken,	2013	225,000	—		409	18,957	—	244,366
Chief Financial Officer	2012	225,000	88,000	(2)	762	58,954	—	372,716
Steve Haslam	2013	400,000	—		1,238	245,991	—	647,229
Chief Operating Officer	2012	400,000	12,222	(3)	3,966	129,743	—	545,931

(1)	Represents the bonus awarded under Mr. Anderson’s bonus plan for 2012.
(2)	Represents the bonus awarded under Mr. Schwatken’s bonus plan for 2012.
(3)	Represents the bonus awarded under Mr. Haslam’s bonus plan for 2012.
(4)

Represents the dollar amount recognized for financial reporting purposes for the fiscal years ended December 31, 2013 and 2012, in accordance with FASB ASC Topic 718. The stock awards column includes amounts for restricted stock granted in 2005 and 2007. The option awards column includes amounts for stock option awards granted in 2009, 2011 and 2012. The Company calculated the weighted average fair value of options granted for the years ended December 31, 2013 and 2012 using the Black-Scholes option pricing model. The assumptions used in their determination were as follows: The expected life is a significant assumption as it determines the period for which the risk free interest rate, volatility and dividend yield must be applied. The expected life is the period over which employees and directors are expected to hold their options and is based on the Company’s historical experience with similar grants. The annual risk-free rate of return is estimated using US treasury rates commensurate with the expected life. The volatility is calculated using the fluctuations of the historical stock prices of the Company. The Company has not paid a dividend in several years, and accordingly, the assumed dividend yield was zero for these options.

(5)

The total value of all perquisites and other personal benefits did not exceed $10,000 for any named executive officer for fiscal years 2013 and 2012 so the amounts have been excluded from the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2013

On March 15, 2011, the Board of Directors granted an option (the “Option”) to Mr. Anderson to purchase 439,000 shares (the “Option Shares”) of the Company’s Common Stock at a price of $0.51 per share, which was the closing price of the Common Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on March 15, 2011.  The Option was granted pursuant to a Stock Option Agreement (the “Option Agreement”) between the Company and Mr. Anderson.

In June 2011, the Company completed the exchange of all outstanding shares of preferred stock of the Company for an aggregate of 80,985,600 shares of newly-issued Common Stock and $3.0 million in cash (the “Recapitalization”).  As a result of the Recapitalization, the number of shares of outstanding Common Stock of the Company increased by a factor of approximately 9.6449 (the “Adjustment Factor”).

On March 1, 2012, in light of the Recapitalization, outstanding awards under the Company’s 2004 Incentive Stock Plan (“2004 Plan”), as well as Mr. Anderson’s Option, were adjusted to reflect the dilution of the Recapitalization and to preserve the economic benefits of the awards.  The Board of Directors approved an adjustment of Mr. Anderson’s Option to increase the number of shares covered by the Option from 439,000 shares of Common Stock to 4,234,098 shares of Common Stock, which adjustment was made in accordance with the Adjustment Factor.  Awards under the 2004 Plan were similarly adjusted.  The Board of Directors did not decrease or adjust the exercise price of the adjusted Option or of any awards under the 2004 Plan.

On May 8, 2012 certain awards under the 2004 Plan having exercise prices equal to or greater than $16.72 were voluntarily surrendered for cancellation by the Named Executive Officers and all of the Company’s directors.

The following table sets forth the outstanding stock options and stock awards for each of our Named Executive Officers as of December 31, 2013.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock That Have Not Vested ($)(2)(3)

Name
W. Lance Anderson	2,117,049	2,117,049 (1)	0.51	3/15/2021	—	—
	—	—	—	—	10,609	2,971

Rodney E. Schwatken	1,446,730	—	0.97	11/10/2019	—	—
	—	—	—	—	424	119

Steve Haslam	11,128	11,126 (4)	0.51	11/14/2021	—	—
	750,000	750,000 (5)	0.63	3/8/2022	—	—
	—	—	—	—	1,283	359

(1)	Options vested or will vest in ¼ increments on December 31 of the years 2012 – 2015.
(2)	Shares of restricted stock were granted on 2/7/2005 and shall all vest 100% on 2/7/2015.
(3)	The closing market price of the Company’s Common Stock on December 31, 2013 (the last trading day of 2013) was $0.28.
(4)

Options vested or will vest approximately in ¼ increments on November 14 of the years 2012 – 2015; 5,564 vest on the first and second anniversary; 5,563 vest on the third and fourth anniversary of the grant date.

(5)	Options will vest in ¼ increments on March 8 of the years 2013-2016.

Compensation Agreements with Named Executive Officers

W. Lance Anderson

On February 27, 2014, the Compensation Committee approved a compensation arrangement with Mr. Anderson for the 2014 calendar year.  The compensation arrangement consists of three parts: salary, bonus and equity incentive.  For 2014, as it was for 2013, Mr. Anderson’s salary is $665,874 and he is entitled to receive a bonus equivalent to five percent (5%) of the Company’s “Cash Earnings” for 2013, up to a maximum bonus payment of $2,500,000.  For purposes of the bonus, “Cash Earnings” means consolidated cash and cash equivalents as of end of year, on an unrestricted basis, minus

•

consolidated cash and cash equivalents as of beginning of year, on an unrestricted basis,

•

any cash transferred during the year from restricted to unrestricted (such as cash serving as collateral for surety bonds),

•

cash received on legacy mortgage securities, and

•

any extraordinary, unusual or non-operating cash gains or receipts, such as capital transactions and proceeds from sales of subsidiaries,

plus extraordinary, unusual or non-operating cash losses or payments (such as non-cash equivalent investments (i.e. long-term investments) and investments in operating businesses).

Mr. Anderson did not receive a bonus in 2014 for 2013 performance.  Mr. Anderson received a bonus of $61,109 in 2013 for 2012 performance.

On March 1, 2012, in light of the Recapitalization, Mr. Anderson’s Option, was adjusted to reflect the dilution of the Recapitalization and to preserve the economic benefits of the awards. The Board of Directors approved an adjustment of Mr. Anderson’s Option to increase the number of shares covered by the Option from 439,000 shares of Common Stock to 4,234,098 shares of Common Stock, which adjustment was made in accordance with the Adjustment Factor. The Board of Directors did not decrease or adjust the exercise price of the adjusted Option.

The Option vests and becomes exercisable in four equal installments—on December 31 of 2012, 2013, 2014 and 2015—and terminates on March 15, 2021.  As of December 31, 2013, 2,117,049 Option Shares have vested.  The Option was granted directly by the Board of Directors and was not granted under the Company’s 2004 Plan.

Until December 31, 2014, or the satisfaction of certain conditions relating to the inapplicability of the Company’s net operating less carryforwards.  Mr. Anderson is not permitted to exercise the Option if, after such exercise, Mr. Anderson would be deemed to own more than 4.9% of the outstanding stock of the Company.  The Option is subject to certain anti-dilution protections.

Upon Mr. Anderson’s termination from employment with the Company for Good Reason or without Cause, or upon a Change in Control (each as defined in below), the vesting of the Option will be accelerated and the full number of then-unexercised Option Shares will become exercisable in full.  Upon the occurrence of the aforementioned events, the Company may, at its election, pay Mr. Anderson an immediate cash lump sum equal to the excess of the value of shares of Common Stock for which the Option has not yet been exercised over the applicable exercise price payable for such shares, whereupon such payment shall fully satisfy the Company’s obligations under the Option Agreement.

Upon Mr. Anderson’s death or Disability, defined in the Option Agreement as permanent and total disability as determined under the Company’s disability program or policy, the Option may be exercised, to the extent the Option Shares are then vested, for a period of twelve months after death or Disability or until the expiration of the stated term of such Option, whichever period is shorter.  Upon Mr. Anderson’s termination from employment with the Company for Cause, the Option shall terminate.

For purposes of the Option Agreement:

“Cause” means the existence of, or a good faith belief by the Company (as evidenced by the minutes or resolutions of the Board of Directors) in the existence of, facts which constitute a basis for termination of Optionee’s employment due to Optionee’s:

•

Failure, in any material respect, to perform his primary duties as Chief Executive Officer in accordance with reasonable standards established by the Company;

•

Gross insubordination of a legitimate, material and explicit direction of the Board of Directors or willful breach of important policies and procedures of the Company, in any material respect, that irrevocably impugn the Optionee’s authority or integrity as an officer of the Company;

•

Breach of fiduciary duties in any material respect; or

•

Conviction or plea of guilty or nolo contendere to a felony or crime involving moral turpitude, misappropriation, embezzlement or fraud.

A “Change in Control” shall be deemed to have taken place if: (A) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company after the date hereof and as a result thereof becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for election of directors of the Company, (B) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of the Company shall cease to constitute a majority of the Board of the Company or any successor to the Company, or (C) the Company sells all or substantially all the assets of the Company.

“Good Reason” means the occurrence, without the Optionee’s written consent, of any one or more of the following events:

•

Except in connection with the Company’s termination of Optionee’s employment for Cause or as a result of Optionee’s death or disability: (i) a material (25% or more) reduction in Optionee’s salary compensation; or (ii) a decrease in the responsibilities or title of Optionee to a level that, on the whole, is materially inconsistent with the Chief Executive Officer position; or

•

The Company requires that Optionee relocate more than fifty (50) miles from Kansas City, Missouri, and the Optionee objects to such relocation in writing promptly (within 30 days) after being notified in writing thereof; or

•

The Company’s material breach of any of the provisions of this Agreement or of any other material agreement between the Company and Optionee concerning compensation.

In conjunction with the Option Agreement, the Company and Mr. Anderson also entered into a Registration Rights Agreement on March 15, 2011 (the “Anderson Registration Rights Agreement”).  Under the Anderson Registration Rights Agreement, the Company will, under certain circumstances described in the Anderson Registration Rights Agreement and subject to customary restrictions, use its reasonable best efforts to register all or any part of Mr. Anderson’s Registrable Securities (as defined in the Anderson Registration Rights Agreement) on a Form S-3 with the SEC so that his shares may be more easily resold.

Mr. Anderson does not have an employment agreement with the Company.

Rodney E. Schwatken

Mr. Schwatken entered into an employment agreement with the Company on January 7, 2008 pursuant to which he serves as the Chief Financial Officer of the Company.  The Company may increase or decrease Mr. Schwatken’s base salary and incentive compensation at any time in its sole discretion.  In 2009, the Compensation Committee of the Board of Directors approved, pursuant to the agreement, an increase in Mr. Schwatken’s annual base salary to $225,000, effective as of January 1, 2010, and a new bonus plan.  The bonus plan involves a maximum bonus payout of $100,000 based on achievement of objective and subjective individual performance areas determined by the Compensation Committee on an annual basis.  Such areas have included supervision of accounting and financial analysis and reporting functions as well as specific tasks relating to significant transactions (such as the Company’s recapitalization in 2011 and transition to a new accounting firm in 2012).  Mr. Schwatken did not receive a bonus in 2014 for 2013 performance.  Mr. Schwatken was awarded a bonus of $88,000 in 2013 for 2012 performance.

The employment agreement does not specify a termination date but provides that Mr. Schwatken’s employment relationship with the Company is at-will and may be terminated at any time by either party with or without cause and for any reason or no reason.

In the event that Mr. Schwatken’s employment is terminated by the Company without “cause” or by Mr. Schwatken for “good reason,” Mr. Schwatken will immediately receive any unpaid portion of the $100,000 agreed-upon incentive compensation and, over a period of 12 months following termination, compensation at an annual rate equal to his then-existing annual base salary, in exchange for consulting services outlined in the Employment Agreement.  If termination by the Company without “cause” or by Mr. Schwatken for “good reason” occurs following a “change of control” then, in addition to the foregoing, Mr. Schwatken will receive a lump-sum severance amount equal to the greater of $200,000 or the sum of his then-existing annual base salary and actual incentive pay for the prior fiscal year, and all outstanding equity awards will immediately vest upon the date of such termination.  Mr. Schwatken is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Employment Agreement.

For purposes of the employment agreement with Mr. Schwatken, acts or omissions that constitute “cause” include:

•

breach of any of the terms of the employment agreement;

•

failure to perform material duties in accordance with the standards from time to time established by the Company;

•

neglect in performance or failure to attend to the performance of material duties;

•

insubordination or willful breach of policies and procedures of the Company;

•

breach of fiduciary duties; or

•

conduct that the Company determines in good faith may impair or tend to impair the integrity of the Company, including but not limited to commission of a felony, theft, misappropriation, embezzlement, dishonesty, or criminal misconduct.

“Good reason” means the occurrence, without the executive’s written consent, of any one or more of the following events:

•

a material reduction in compensation of the executive or a decrease in the responsibilities of the executive to a level that, on the whole, is materially inconsistent with the position for which the executive is employed, except in connection with the Company’s termination of the executive’s employment for “cause” or as otherwise expressly contemplated in the employment agreement;

•

the Company requires that the executive relocate more than 50 miles from the location at which the executive is employed by the Company as of the date of the employment agreement; or

•

the Company’s material breach of any of the provisions of the employment agreement.

“Change in control” shall be deemed to have occurred if any of the conditions set forth below shall have been satisfied:

•

any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including securities beneficially owned by such person, any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 25% of the combined voting power of the Company’s then outstanding securities;

•

during any period of two consecutive years (not including any period prior to the execution of the employment agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the three immediately preceding bulleted paragraphs), (i) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, ceases for any reason to constitute a majority thereof;

•

the shareholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

•

the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Steve Haslam

On March 8, 2012, Mr. Haslam and the Company entered into an employment agreement (the “Haslam Employment Agreement”), pursuant to which he serves as the Chief Operating Officer of the Company. Under the terms of the Haslam Employment Agreement, Mr. Haslam’s employment with the Company continues for a period of three years, unless sooner terminated, and the Haslam Employment Agreement renews for successive one-year periods unless the Company or Mr. Haslam has given written notice of termination to the other party within sixty days of any annual renewal date.

Under the terms of the agreement, Mr. Haslam receives an annual base salary of $400,000, subject to annual increases, but such amount shall be reduced by any base salary paid to Mr. Haslam by any other member of the “Company Group” (as defined in the Haslam Employment Agreement). He also receives incentive pay equal to  one percent of “Cash Earnings,” prorated based on the number of days Mr. Haslam was employed by the Company in such year, with the maximum amount of such incentive pay paid in any one year equal to three times Mr. Haslam’s base salary then in effect. For purposes of the incentive pay, “Cash Earnings” is determined in the same manner as for Mr. Anderson’s bonus, which means consolidated cash and cash equivalents as of end of year, on an unrestricted basis, minus

•

consolidated cash and cash equivalents as of beginning of year, on an unrestricted basis,

•

any cash transferred during the year from restricted to unrestricted (such as cash serving as collateral for surety bonds),

•

cash received on legacy mortgage securities, and

•

any extraordinary, unusual or non-operating cash gains or receipts, such as capital transactions and proceeds from sales of subsidiaries,

plus extraordinary, unusual or non-operating cash losses or payments (such as non-cash equivalent investments (i.e. long-term investments) and investments in operating businesses).  Mr. Haslam did not receive a bonus in 2014 for 2013 performance.  Mr. Haslam received a bonus of $12,222 in 2013 for 2012 performance.

In the event that Mr. Haslam’s employment is terminated by the Company without “cause,” by Mr. Haslam for “good reason” or following a “Change in Control” (as such terms are defined below), Mr. Haslam will receive, in addition to payment for accrued but unpaid or unused salary, vacation time and business expenses, a severance amount equal to twelve months of Mr. Haslam’s annual base salary in effect at the time of termination in equal installments over twelve months. Mr. Haslam is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Haslam Employment Agreement.

Acts or omissions that constitute “cause” include:

•

Mr. Haslam’s conviction of, or entry of a plea of nolo contendere to, any felony involving theft or willful destruction of money or other property, or any felony or misdemeanor involving moral turpitude, dishonesty or fraud, or any other felony or misdemeanor where the performance of his obligations to the Company is materially and adversely affected;

•

willful misconduct, gross negligence or gross insubordination of Mr. Haslam in connection with the performance of his duties and services to the Company;

•

Mr. Haslam's breach of his material obligations under this Agreement; or

•

any act by Mr. Haslam constituting fraud, breach of fiduciary duty or intentional malfeasance or misfeasance, whether or not against the Company or its affiliates, which is materially harmful to the Company.

“Good reason” means any of the following: (i) a material adverse reduction in Mr. Haslam’s duties or responsibilities (not due to Disability), (ii) a relocation of Mr. Haslam’s offices on the date hereof to a location more than fifty (50) miles from the primary offices of the Company (without the consent of Mr. Haslam), or (iii) the failure of the Company to pay Mr. Haslam the compensation he is due pursuant to the Haslam Employment Agreement. The Company has the right, but not the obligation, to cure any such conditions, and thus negate the termination for Good Reason, during the notice period.

“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

•

Any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

•

During any period of two consecutive years (not including any period prior to the execution of the Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this section), (i) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, cease for any reason to constitute a majority thereof; or

•

The shareholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

•

The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

On March 8, 2012, the Board of Directors granted Mr. Haslam an option (the “Haslam Option”) to purchase 1,500,000 shares (the “Haslam Option Shares”) of Common Stock at a price of $0.63 per share, which was the closing price of the Common Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on March 8, 2012, pursuant to a Stock Option Agreement between Mr. Haslam and the Company (the “Haslam Option Agreement”). The Haslam Option vests and becomes exercisable in four equal installments–on March 8 of 2013, 2014, 2015 and 2016–and terminates on March 8, 2022. The Haslam Option was granted under the 2004 Plan.

Upon Mr. Haslam’s death or Disability (as defined in the 2004 Plan), the Haslam Option may be exercised, to the extent the Haslam Option Shares are then vested, for a period of twelve months after death or Disability or until the expiration of the Haslam Option term, whichever period is shorter. Upon Mr. Haslam’s termination from employment with the Company for any other reason, the Haslam Option may be exercised, to the extent it has become exercisable, for a period of three months from the date of such termination or until the expiration of the Haslam Option term, whichever is shorter; provided, however, if Mr. Haslam dies during the aforementioned three-month period, the Haslam Option may be exercised, to the extent it has become exercisable, for a period of three months from the date of death or until the expiration of the Haslam Option term, whichever is shorter.

Outstanding Equity Awards

The following table sets forth information as of December 31, 2013 with respect to compensation plans under which the Company’s Common Stock may be issued.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
Number of Securities to	Weighted Average	Compensation Plans
be Issued Upon Exercise	Exercise Price of	(Excluding Shares
of Outstanding Options,	Outstanding Options,	Reflected in the First
Plan Category	Warrants and Rights	Warrants and Rights	Column)
Equity compensation plans approved by shareholders	5,427,427	(A)	$0.59	572,573	(A)
Equity compensation plans not approved by shareholders (B)	4,234,098	0.51	0
Total	9,661,525	$0.55	572,573

(A)

Represents shares that may be issued pursuant to the Company’s 2004 Plan which provides for the grant of qualified incentive stock options, non-qualified stock options, deferred stock, restricted stock, restricted stock units, performance share awards, dividend equivalent rights and stock appreciation awards.

(B)

The Option award was granted to W. Lance Anderson, the Company’s Chief Executive Officer, on March 15, 2011, directly by the Board of Directors and was not granted under the Company’s existing 2004 Plan.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock by Directors, Management and Large Shareholders

The following table sets forth sets forth certain information with respect to the Company’s Common Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 22, 2014 (unless otherwise noted).

	Beneficial
	Ownership of
	Common Stock
		Percent
Name and Address of Beneficial Owner(1)	Shares	of Class(2)
W. Lance Anderson(3)	3,190,498	3.5%
Rodney E. Schwatken(4)	1,508,274	1.6%
Steve Haslam(5)	911,249	*
Edward W. Mehrer(6)	534,686	*
Gregory T. Barmore(7)	416,302	*
Art N. Burtscher(8)	303,293	*
Howard M. Amster(9)	3,866,690	4.2%
Barry A. Igdaloff(10)	6,789,668	7.4%
All current directors and executive officers as a group (10 persons)(11)	17,671,260	19.3%
Massachusetts Mutual Life Insurance Company(12)
1295 State Street, Springfield, MA 01111	19,258,775	21.1%

*	Less than 1%
(1)	The mailing address of each beneficial owner is 2114 Central Street, Suite 600, Kansas City, Missouri 64108, unless otherwise shown.
(2)	Based on 91,479,519 shares of Common Stock outstanding as of April 14, 2014.
(3)

Consists of 991,000 shares of Common Stock held directly; 36,111 shares of stock held in a trust with his spouse; 35,729 shares held by Mr. Anderson’s son which are deemed indirectly held by Mr. Anderson; 2,117,049 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 10,609 shares of restricted stock.

(4)

Consists of 1,276 shares of Common Stock held directly; 59,844 shares of stock owned by the Rodney E. Schwatken Trust; 1,446,730 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 424 shares of restricted stock.

(5)

Consists of 148,839 shares of Common Stock held directly; 761,127 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 1,283 shares of restricted stock.

(6)

Consists of 377,518 shares of Common Stock held directly; 1,000 shares of Common Stock owned by his spouse; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 120,000 shares of restricted stock.

(7)

Consists of 260,134 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 120,000 shares of restricted stock.

(8)

Consists of 147,125 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; and 120,000 shares of restricted stock.

(9)

Consists of 2,936,250 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; 120,000 shares of restricted stock; and 774,272 shares of Common Stock held in two trusts for which Mr. Amster is the trustee.

(10)

Consists of 4,351,727 shares of Common Stock held directly; 36,168 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2014; 120,000 shares of restricted stock; and 2,281,773 shares of Common Stock controlled by Mr. Igdaloff as a registered investment advisor.

(11)	Includes beneficial ownership information of Matthew Lautz and Brett Monger.
(12)

Based on a Form 3 filed on December 14, 2011.  The Form 3 indicates that as of December 14, 2011, Massachusetts Mutual Life Insurance Company (“MassMutual”) may be deemed to own beneficially and indirectly 19,258,775 shares of Common Stock held in one or more advisory accounts and private investment funds.  Babson Capital Management LLC (“Babson Capital”) acts as investment adviser to these advisory accounts and private investment funds, and in such capacities may also be deemed to be the beneficial owner of the 19,258,775 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities.  Such officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of such forms furnished to it, or written representations from reporting persons that no Form 5s were required for such persons, the Company believes that, during fiscal year 2013, all Section 16(a) filing requirements were satisfied, except that Matthew Lautz filed one late Form 4 report reporting one late transaction.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES; RELATED PARTY TRANSACTIONS

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years.  Under the policy, a related party of the Company includes:

•

Any executive officer, or any director or nominee for election as a director;

•

Any person who owns more than 5% of the Company’s voting securities;

•

Any immediate family member of any of the foregoing; or

•

Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board of Directors reviews the material facts of any related party transaction and approves it prior to its occurrence.  If advance approval is not feasible, then the Board of Directors will either ratify the transaction at its next regularly scheduled meeting or the transaction will be rescinded.  In making its determination to approve or ratify any related party transaction, the Board of Directors may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No director may engage in any Board of Directors discussion or approval of any related party transaction in which he or she is a related party, but that director is required to provide the Board of Directors with all material information reasonably requested concerning the transaction.

In conjunction with adopting this policy, the Board of Directors reviewed and approved any existing related party transactions.

Agreements and Transactions with Certain Executive Officers

On March 8, 2012, the same date that Mr. Haslam entered into an employment agreement with the Company, Mr. Haslam and StreetLinks LLC entered into a Separation and Release Agreement (“Release Agreement”), pursuant to which Mr. Haslam’s employment with StreetLinks was terminated. Mr. Haslam’s termination by StreetLinks triggered the Company’s right of first refusal to purchase Mr. Haslam’s membership units of StreetLinks under the operating agreement of StreetLinks.  Mr. Haslam held 1,927 membership units of StreetLinks which represents approximately 4.89% of the outstanding StreetLinks membership units. Pursuant to a Membership Interest Purchase Agreement, dated March 8, 2012, by and between Mr. Haslam and the Company (the “Haslam Purchase Agreement”), Mr. Haslam sold all of his 1,927 membership units of StreetLinks to the Company.  The total purchase price under the Haslam Purchase Agreement is $6,112,500 (the “Haslam Purchase Price”), which is payable to Mr. Haslam as follows: $500,000 on March 8, 2012, $500,000 on June 30, 2012, $250,000 on the last day of each quarter thereafter until March 8, 2016, on which date the unpaid principal balance of $1,612,500 is to be paid, plus interest at the rate of four percent per annum, compounded quarterly, on the unpaid balance shall accrue and be paid with regard to all payments other than the initial payment.  Through December 31, 2013, the Company had timely paid $2,250,000 in principal and $345,000 in interest to Mr. Haslam under the Haslam Purchase Agreement.  Mr. Haslam’s sole remedy for non-payment by the Company under the Haslam Purchase Agreement was an equitable right to return of the amount of StreetLinks membership units attributable to the pro-rata portion of the Haslam Purchase Price then owed but not paid.  On April 16, 2014, the Company and Mr. Haslam reached an agreement pursuant to which the Company returned to Mr. Haslam, and Mr. Haslam accepted in lieu of further payment, 1,218 membership units of StreetLinks attributable to the remaining pro-rata portion of the Haslam Purchase Price of $3,862,500 in principal and $234,000 in interest.

On April 16, 2014, the Company entered into the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and among the Company, StreetLinks LLC, the members of StreetLinks LLC, (collectively, the “Sellers”) and Assurant Services LLC (the “Buyer”) to sell all of the membership units in StreetLinks LLC (the “Asset Sale Transaction”).  The aggregate purchase price (the “Purchase Price”) paid by the Buyer to the Sellers was $72 million structured as $60 million paid in cash upon closing and up to an additional $12 million paid post-closing in cash if StreetLinks generates certain measures of total revenue in 2015 and/or 2016.

Steve Haslam, the Company’s Senior Vice President and Chief Operating Officer, owned approximately 3% of StreetLinks prior to sale transaction under the Purchase and Sale Agreement.  He, along with the Company, constitutes one of the “Sellers” under the Purchase and Sale Agreement.  Under the Purchase and Sale Agreement, the Sellers are severally liable to the Buyer for breaches of representations, warrants and covenants.  The Sellers will be liable to the Buyer for breaches of certain representations and warranties in the Purchase and Sale Agreement up to the amount of such Seller’s pro rata ownership in StreetLinks LLC prior to the Asset Sale Transaction.  In the event a Seller is unable to make a required indemnification payment, then the Buyer may assign the right to such payment to the Company and in return the Company will make payment on the claim directly to the Buyer.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the accounting firm of Grant Thornton LLP to audit the Company’s financial statements for, and otherwise act as the Company’s independent registered public accounting firm with respect to the year ending December 31, 2014.  The Audit Committee’s selection of Grant Thornton LLP for the current fiscal year is being presented to shareholders for ratification at the annual meeting.  To the Company’s knowledge, neither Grant Thornton LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or acted since the inception of the Company in the capacity of a promoter, underwriter, voting trustee, director, officer or employee of the Company.  A representative of Grant Thornton LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from shareholders.

The ratification of Grant Thornton LLP as the independent registered public accounting firm will require the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” RATIFYING THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accounting Firm Fees

On June 28, 2012, the Audit Committee of the Board of Directors (the “Audit Committee”) approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  In connection with the engagement of Grant Thornton LLP, on June 28, 2012, the Company, as approved by the Audit Committee, dismissed Deloitte and Touche LLP as the Company’s principal independent registered public accounting firm.

For the fiscal year ended December 31, 2013 and 2012, Grant Thornton LLP and its respective affiliates, billed the Company for fees as follows:

	For the Fiscal Year Ended December 31,

	2013	2012
Audit fees (1)	$310,975	$381,100
Audit-related fees (2)	22,000	—
Total audit and audit-related fees	332,975	381,100
Tax fees	—	—
All other fees	—	—
Total	$332,975	$381,100

(1)	Audit fees consist principally of fees for the annual and quarterly reviews of the consolidated financial statements and assistance with and review of documents filed with the SEC.
(2)	These fees represent additional services related to the StreetLinks sale.

For the fiscal years ended December 31, 2013 and 2012, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, billed the Company for fees as follows:

	For the Fiscal Year Ended December 31,

	2013	2012
Audit fees (1)	$—	$268,645
Audit-related fees	—	—
Total audit and audit-related fees	—	268,645
Tax fees (2)	72,043	71,171
All other fees (3)	2,000	2,000
Total	$74,043	$341,816

(1)	Audit fees consist principally of fees for the annual and quarterly reviews of the consolidated financial statements and assistance with and review of documents filed with the SEC.

(2)	Tax fees principally include assistance with statutory filing and income tax consultations and planning.

(3)	The Company generally did not engage Deloitte & Touche LLP for “other” services. However, the Company incurred “other” fees for its subscription to the Deloitte technical research library.

The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by the independent auditors.  All fees paid to the independent auditors for fiscal years 2013 and 2012 were pre-approved in accordance with these policies.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which contains audited financial statements and financial statement schedules, may be obtained without charge by visiting the Company’s website at www.novationcompanies.com or upon written request to Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

The Annual Report on Form 10-K includes a list of all exhibits thereto.  The Company will furnish written copies of such exhibits upon written request therefor and payment of the Company’s reasonable expenses in furnishing such exhibits.

The Company filed the certifications of its chief executive officer and chief financial officer required under Section 302 of the Sarbanes-Oxley Act of 2002 to be filed with the SEC as exhibits to the Annual Report on Form 10-K for the years ended December 31, 2013 and 2012.

PROPOSAL 3 – ADVISORY VOTE ON THE
APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provides that the Company’s shareholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules.  As described in the Compensation Program Objectives and the Compensation of Named Executive Officers sections of this Proxy Statement, the Company’s compensation programs are designed to support its business goals and promote short-term and long-term profitable growth of the Company.  The Company’s equity plans are intended to retain executives and further align their interests with those of our shareholders.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting the following “say-on-pay” proposal, which gives shareholders the opportunity to approve or not approve the Company’s compensation program for named executive officers, as disclosed pursuant to Item 402 of Regulation S−K, by voting for or against the resolution set out below.  While the Company’s Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on the Company, the Compensation Committee or the Board of Directors and is advisory in nature.

The Board of Directors and the Company’s Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Company, the Board of Directors and the Compensation Committee will consider the results of the vote in future compensation deliberations.

For the advisory vote seeking approval of named executive officer compensation, the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the meeting, is required.  Abstentions with respect to the advisory vote on executive compensation will have the same effect as a vote against the proposal.  Broker non-votes will be excluded entirely and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the shareholders of Novation Companies, Inc. approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Program Objectives, compensation tables and narrative discussion.

PROPOSAL 4 – APPROVE AND ADOPT THE FIRST AMENDMENT TO THE COMPANY’S

2004 INCENTIVE STOCK PLAN

We are asking shareholders to approve the First Amendment (the “First Amendment”) to the Company’s Amended and Restated 2004 Incentive Stock Plan, as amended from time to time (the “2004 Plan”), to increase the number of shares of Common Stock reserved for issuance under the 2004 Plan to a total of 9,500,000.  The 2004 Plan was originally adopted by the company on March 11, 2004, and approved by the Company’s shareholders on June 8, 2004 (the “Old 2004 Plan”).  The number of shares of the Company’s Common Stock permitted to be granted under the Old 2004 Plan was 2,500,000 shares.  The Old 2004 Plan was amended on February 12, 2007 and amended and restated effective August 9, 2011.  When the Old 2004 Plan was amended and restated on March 1, 2012, the number of authorized shares of the Company’s Common Stock that was permitted to be issued under the 2004 Plan was increased to 6,000,000 shares from 2,500,000 shares in light of the recapitalization in connection with the Company exchanging all of its outstanding shares of preferred stock for newly issued Common Stock and cash.

On April 16, 2014, the Board approved the First Amendment to the 2004 Plan, subject to the approval of the shareholders at the 2014 annual meeting.  The First Amendment is attached as Appendix A to this proxy statement.

Reasons for the Amendment

The Board believes that the First Amendment to the 2004 Plan is essential to the Company’s continued success as the additional shares will enable the Company to continue to use the 2004 Plan to achieve its employee performance, recruiting, retention and incentive goals.  The Board and management believe that equity awards motivate high levels of performance, align the interests of employees and shareholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company.  The Board and management believe that equity awards are a competitive necessity in our high-technology industry and are essential to recruiting and retaining the highly qualified technical and other key personnel that help the Company meet its goals, as well as rewarding and encouraging current employees.  The Board and management believe that the continued ability to grant equity awards will be important to the future success of the Company.

If shareholders approve the First Amendment to the 2004 Plan, we currently anticipate that the shares available under the 2004 Plan will be sufficient to meet our expected needs for the foreseeable future.  However, future circumstances and business needs may dictate a different result.  In determining the number of shares to be added to the total number of shares reserved for issuance under the 2004 Plan, the Compensation Committee and the Board also considered the following:

•

Remaining Competitive by Attracting/Retaining Talent.  The Compensation Committee and the Board considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees.

•

Historical Grant Practices.  The Compensation Committee and the Board considered the historical amounts of equity awards that we have granted in the past three years. In fiscal years 2011, 2012 and 2013, we granted equity awards representing a total of 3,674,732 shares.

•

Forecasted Grants.  As discussed above, the Compensation Committee and the Board anticipates that the proposed 3,500,000 share increase, based on projected share utilization will be sufficient for our equity award usage for the foreseeable future  In determining the projected share utilization, the Compensation Committee and the Board considered a forecast that included the following factors: (i) 572,573 unissued shares remaining under the 2004 Plan; (ii) the additional 3,500,000 shares that would be available for grant under the 2004 Plan, if the shareholders approve the First Amendment to the 2004 Plan; (iii) estimated cancellations returned back to the 2004 Plan; (iv) the full value awards to be granted subject to shareholder approval of the First Amendment to the 2004 Plan; (v) the impact of the fungible ratio for full value awards; and (vi) forecasted future grants which are “value-based” (meaning that share amounts granted will be determined based on the dollar value to be delivered to plan participants and company stock price).

Purpose

The purpose of the 2004 Plan is to enable the Company and its subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all shareholders of the Company.

Awards

The following awards (the “Awards”) may be granted under the 2004 Plan: stock options, dividend equivalent rights, stock appreciation rights, restricted stock, performance shares, or any combination of the foregoing.

Administration

The 2004 Plan is administered by the Compensation Committee of the Board (the “Administrator”), consisting of not less than two directors who are independent non-employee outside directors.  With respect to Awards to eligible non-employee directors, the Administrator is the Board.

Subject to the terms of the 2004 Plan, the Administrator has the authority to construe and interpret the 2004 Plan and apply its provisions.  The Administrator has authority to select the participants to whom Awards are granted.  It also determines when Awards are to be granted under the 2004 Plan, the applicable grant date, the number of common shares subject to each Award and the terms and conditions of each Award granted under the 2004 Plan. The Administrator has discretionary authority to determine whether each option granted is to be an incentive stock option or a non-qualified stock option.

The Administrator has authority to (i) amend any outstanding Awards, (ii) determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the 2004 Plan, (iii) make decisions with respect to outstanding Awards and the 2004 Plan necessary upon a change in corporate control, and (iv) accelerate vesting of an Award or the time at which an Award may first be exercised.

Eligible Persons

Officers and other key employees of the Company or its subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its subsidiaries, consultants and agents of the Company or its subsidiaries, as well as non-employee directors of the Company are eligible to be granted Awards under the 2004 Plan.  The participants under the 2004 Plan are selected from time to time by the Administrator, in its sole discretion, from among the eligible employees and consultants and agents recommended by the senior management of the Company.  The Company estimates the number of eligible persons to be approximately 530.

Incentive stock options may only be granted to our officers and employees. Under current law, incentive stock options may not be granted to any director who is not also an employee, or to directors, officers, and other employees of entities unrelated to us.

Shares Subject to the 2004 Plan

Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 2004 Plan currently authorizes the grant of awards with respect to a maximum number of shares equal to 6,000,000 shares of Common Stock.  The First Amendment to the 2004 Plan, if approved, would increase the maximum number of shares available for issuance to a total of 9,500,000 shares of Common Stock.  The First Amendment to the 2004 Plan would also make a corresponding increase in the sublimit for the number of shares that may be granted for incentive stock options under the 2004 Plan by 3,500,000.

The number of shares of common stock subject to an Award of stock options, stock appreciation rights, restricted stock and performance shares are counted on a one-for-one basis against the aggregate number of shares of Common Stock available for issuance under the 2004 Plan.  The number of shares of Common Stock subject to an Award of stock appreciation rights in the form of related rights is not counted against the aggregate number of shares of authorized Common Stock available for issuance under the 2004 Plan.  The number of shares of Common Stock that relate to an Award of Dividend Equivalent Rights (“DERs”) is not counted against the aggregate number of shares of authorized Common Stock available for issuance under the 2004 Plan except to the extent shares of Common Stock are used to settle the Award.

Any shares of Common Stock covered by an Award that becomes expired, forfeited or canceled, or shares of Common Stock not delivered because the Award is settled in cash are not deemed to have been granted for purpose of determining the maximum number of shares of authorized Common Stock available for issuance under the 2004 Plan, except that Awards of stock appreciation rights are counted as set forth in the 2004 Plan regardless of the number of shares of Common Stock actually issued to settle such stock appreciation rights upon exercise.

The number of shares of authorized Common Stock available for issuance under the 2004 Plan is not increased by the number of shares of Common Stock tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Common Stock upon exercise of a stock option or deducted or delivered from payment of an Award in connection with tax withholding obligations.

The 2004 Plan also provides for sublimits on the number of shares with respect to which awards may be granted for incentive stock options, stock options and stock appreciation rights.  The First Amendment to the 2004 Plan would increase the applicable sublimit on incentive stock options by 3,500,000, which is consistent with the overall adjustment of shares authorized for issuance under the 2004 Plan.  In addition, no more than 600,000 shares of Common Stock may be the subject of awards to any one individual during any calendar-year period if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).

The 2004 Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Administrator (i) will adjust awards granted prior to such transaction to preserve the economic intent and benefits or potential benefits of the awards, (ii) will increase the number of shares of authorized Common Stock in a manner necessary to accommodate any adjustments resulting in increases in number of shares of Common Stock covered by Awards made pursuant to clause (i), if applicable, and (iii) may adjust the number of shares of authorized Common Stock as it otherwise deems appropriate but in no event to exceed ten percent of the issued and outstanding shares of Common Stock at the time of adjustment.

Term of Options

Options must terminate no more than 10 years from the date granted.  Options may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

Option Exercise

The exercise price of any Option granted under the 2004 Plan may be made payable in the manner designed by the Administrator either in cash, in Common Stock, through cashless exercise, by reduction in the number of shares otherwise deliverable upon exercise of such option with a fair market value equal to the aggregate exercise price at the time of exercise or by combination of the foregoing methods.

Limited Transferability of Non-qualified Stock Options

Non-qualified stock options may be granted on terms which permit transfer by the participant to family members or trusts, or partnerships for the exclusive benefit of such immediate family members or any other persons or entities as may be approved by the Administrator, subject in all cases to the terms of the 2004 Plan.

Dividend Equivalent Rights (DERs)

The 2004 Plan provides for granting of dividend equivalent rights or DERs in tandem with unexercised Options. DERs entitle the optionee to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts equal to the value of dividends that would have been paid on such date if the shares of stock that are the subject of the award were outstanding on such date.  DERs can be granted in “current-pay” form.  DERs issued in current-pay form provide that payments are made to the optionee at the same time as dividends are paid to holders of the outstanding Common Stock, provided that the holder of the stock options with respect to which such dividends are begin distributed must have been actively employed by the Company or engaged to provide substantial services to the Company from the date of grant of such stock options through the date of distributions of such current-pay DERs.  Current-pay DERs can be made payable not only in cash distributions but also in distributions of stock or other property.  DERs expire upon the expiration of the stock options to which they relate.

Stock Appreciation Rights

Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any stock option granted under the 2004 Plan (“Related Rights”).  In case of a non-qualified stock option, related rights may be granted either at or after the time of the grant of such stock option.  In the case of an incentive stock option, related rights may not be granted.  A Related Right may be exercised by surrendering the applicable portion of the related stock option.

Free Standing Rights are exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at or after grant; provided, however, that no Free Standing Right is exercisable during the first six months of its term (unless in the event of a change in control, death or disability of the participant).  No Free Standing Right is exercisable more than ten years after the date such right is granted.

Restricted Stock; Performance Shares

Restricted stock or performance shares may be issued either alone or in addition to other Awards granted under the 2004 Plan.  The Administrator (or the Board in case of a grant to non-employee directors) determines the eligible employees and non-employee directors to whom, and the time at which, grants of restricted stock or performance share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of restricted stock or performance share awards; the restricted period and the performance objectives and all other conditions of the restricted stock and performance share awards.

If subject to time vesting, restricted stock or performance shares vest and become exercisable only after at least three years from date of grant.  During the restricted period, the participant is not permitted to sell, transfer, pledge or assign shares of restricted stock or performance shares, except as provided upon a change in control or as the Administrator may determine.  With respect to the shares of restricted stock, the participant shall have all of the rights of a shareholder of the Company.

Performance criteria that may be used shall be based on any one or more of the following as selected by the Administrator: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted), operating income; total stockholder return; improvement in cash position; market shares; profitability as measured by return ratios, including return on revenue, return on assets, return on equity, and return on investment; cash flow; or economic value added (economic profit).

Grants to Non-Employee Directors

Non-employee directors are eligible to be granted Awards of non-qualified stock options, stock appreciation rights, restricted stock, dividend equivalent rights and performance shares, as determined by the Board of Directors.  There are no automatic annual grants of Awards to non-employee directors.

Amendment and Termination of the 2004 Plan

The Board may amend, alter or discontinue the 2004 Plan, but no amendment, alteration or discontinuation may be made that impairs the rights of a participant under any pre-existing Award (unless with participant’s consent) or without the approval of the Company’s shareholders if it (i) increases the total number of shares of authorized common stock (except in the event of certain corporate changes as provided under the 2004 Plan), (ii) change the employees or class of employees eligible to participate under the 2004 Plan, (iii) materially change the definition of performance criteria or (iv) extend the maximum option period.

Federal Income Tax Consequences

Non-Qualified Options. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the exercise price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option. The recipient will be taxed on the difference between the exercise price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the recipient sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the exercise price the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the exercise price he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a “substantial risk of forfeiture,” as defined in the Code.  However, when the shares of Common Stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction.  However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Restricted Stock, Stock Appreciation Right, Dividend Equivalent Rights, Performance Shares. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance share award or restricted stock (the “Equity Incentives”).  Generally, at the time a recipient receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

Company Deductions. If applicable withholding requirements are met, we generally will be entitled to a tax deduction in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. However, Code Section 162(m) contains specific rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers.  The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million.  However, we can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the rules, including (1) the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during a specified time period, (2) for stock awards and DERs, inclusion in the grant of performance goals which must be achieved prior to accrual or payment, (3) disclosure to, and approval by, the shareholders of certain material terms of the Plan and (4) certification by the Administrator that the performance goals have been met. Assuming approval by shareholders at the annual meeting the 2004 Plan has been designed to permit the Administrator to grant and certify awards which satisfy the requirements of Section 162(m).

The actual number and terms of Awards which will be granted in the remainder of 2004 and in future periods is not presently determinable as the Administrator has sole discretion to determine whether to grant Awards and the terms thereof.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2014 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Awards Outstanding Under Existing Grants

Our current capital structure consists of 91,479,519 shares of outstanding Common Stock as of our record date.  The table below represents our potential overhang levels based on our fully-diluted Common Stock outstanding.  As of December 31, 2013, there were (i) 8,491,958 shares subject to outstanding stock options at a weighted average exercise price of $0.63, and with a weighted average remaining life of 7.3 years, (ii) 612,586 unvested and outstanding restricted stock shares, and (iii) 572,573 unissued shares.  Accordingly, as of December 31, 2013, the 9,677,117 shares unissued or subject to our outstanding equity awards (commonly referred to as the “overhang”) represented approximately 10.6% of our outstanding shares.

Equity awards outstanding as of December 31, 2013	9,104,544*
Shares available for grant under the 2004 Plan	572,573
Additional shares requested under the 2004 Plan	3,500,000
Total Potential Dilution	13,177,117
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding	12.7%

*

Includes 4,234,098 shares of Common Stock covered by the option (the “Option”) granted to Lance Anderson on March 15, 2011 pursuant to the Stock Option Agreement between the Company and Mr. Anderson.

The Company’s current annual burn rate (the “Burn Rate”), which is the rate at which the Company uses shares available for grant, is calculated as the weighted average burn rate over the last three calendar years and is equal to 4.4%.  At the current Burn Rate, the Company expects that, if the First Amendment to the 2004 Plan is not approved, the shares of Common Stock currently available under the 2004 Plan will be exhausted within the next three to six months.  Our Board of Directors believes that increasing the number of shares of the Company’s Common Stock available under the 2004 Plan will allow us to continue awarding equity incentives, an important component of our overall compensation program.  At the current Burn Rate, the Company expects that the shares of Common Stock authorized under the First Amendment to the 2004 Plan will enable it to make grants to participants for the foreseeable future.

The following table shows the calculation of our Burn Rate for awards to employees and non-employee directors over the most recent three calendar years:

	2011	2012	2013
Time-Based Awards Granted
Options	4,708,830*	1,750,000	550,000
Full-value (restricted stock)	900,000	-	-
Total	5,608,830	1,750,000	550,000
Weighted Average Common Shares Outstanding	52,132,669	90,577,541	90,776,211
Burn Rate	10.8%	1.9%	0.6%

Weighted Average Burn Rate 4.4%

*

Includes 4,234,098 shares of Common Stock covered by the option granted to Lance Anderson on March 15, 2011 pursuant to the Stock Option Agreement between the Company and Mr. Anderson.

Awards under the 2004 Plan will continue to be granted at the discretion of the Administrator.  Accordingly, benefits and amounts that will be received in the future by eligible persons under the 2004 Plan are not determinable.

THE BOARD OF DIRECTORS HAS ADOPTED THE FIRST AMENDMENT TO THE AMENDED AND RESTATED 2004 PLAN SUBJECT TO SHAREHOLDER APPROVAL AND BELIEVES IT IS ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY AND THE SHAREHOLDERS TO APPROVE SUCH AMENDMENT.  ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE 2004 PLAN.

OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented for shareholder action at the meeting.  However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their discretion.

SHAREHOLDER PROPOSALS OR NOMINATIONS – 2015 ANNUAL MEETING

Any shareholder proposal, including the nomination of a director, intended to be presented at the 2015 annual meeting of shareholders and included in the proxy statement and form proxy relating to such meeting, must be received at the Company’s offices on or before December 26, 2014.

In addition, the Company bylaws provide that any shareholder wishing to bring any matter, including the nomination of a director, before an annual meeting must deliver notice to the Corporate Secretary of Novation Companies, Inc. at the Company’s principal executive offices on or before January 26, 2015.

The shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to servicing as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s corporate books, and of such beneficial owner and (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by such shareholder and such beneficial owner.

You may contact the Secretary of Novation Companies, Inc. at the Company’s principal executive offices regarding the requirements for making shareholder proposals and nominating director candidates.

ADDITIONAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 6, 2014:

This proxy statement and our annual report to shareholders are also available to you at http://www.proxyvote.com and http://www.novationcompanies.com/investors/financials.

“Householding” of Proxy Materials

The Securities and Exchange Commission permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single notice of internet availability of proxy materials or a single proxy statement addressed to those security holders.  This process is commonly referred to as “householding.”

A single notice of internet availability of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If you or another shareholder of record with whom you share an address wish to receive a separate notice of internet availability of proxy materials, we will promptly deliver it to you if you request it by writing to: Novation Companies, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.  If you or another shareholder of record with whom you share an address wish to receive a separate notice of internet availability of proxy materials in the future, you may telephone toll-free 1-800-542-1061 or write to Broadridge, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker or the Company at the address provided above.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ W. Lance Anderson
W. Lance Anderson
Chairman of the Board

Kansas City, Missouri
April 25 , 2014

APPENDIX A –FIRST AMENDMENT TO THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

This First Amendment (the “First Amendment”) to the Amended and Restated NovaStar Financial, Inc. 2004 Incentive Stock Plan (“Plan”) has been approved by the Board of Directors of Novation Companies, Inc. (“Company”) on April 16, 2014 and is subject to shareholder approval as set forth below.

WHEREAS, the Plan is used to motivate and retain eligible employees and directors;

WHEREAS, 6,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) are authorized and reserved for issuance under the Plan;

WHEREAS, Company desires to amend the Plan to increase the maximum number of shares of Common Stock with respect to which awards may be granted to participants and their beneficiaries under the Plan and to increase the corresponding sublimit on the maximum number of shares of Common Stock that may be the subject of an award of incentive stock options; and

WHEREAS, Company reserved the right to amend the Plan pursuant to Section 8 therein.

NOW THEREFORE, Subject to the approval of this First Amendment by the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the annual meeting, the Board of Directors hereby amends the Plan as set forth below.  Defined terms used herein but not defined herein shall have the meaning set forth in the Plan.

1. Section 3(a) of the Plan shall be deleted and replaced entirely as follows:

(a)

Authorized Stock.  Subject to the following provisions of this Section 3, the maximum number of shares of Stock with respect to which Awards may be granted to Participants and their beneficiaries under the Plan shall be equal to 9,500,000 shares of Stock (the “Authorized Stock”).

2. Section 3(c)(i) of the Plan shall be deleted and replaced entirely as follows:

(i)

The maximum number of shares of Stock that may be the subject of Awards granted as Incentive Stock Options under the Plan shall be 9,500,000 shares (regardless of whether the Awards are canceled, forfeited, or re-priced or the shares subject to any such Award are surrendered).

Approved by the Board of Directors, April 16, 2014

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Attend the Annual Meeting and vote in person.

NOVATION COMPANIES, INC. 2114 CENTRAL STREET, SUITE 600 KANSAS CITY, MO 64108

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M74374-P52871	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVATION COMPANIES, INC.

The Board of Directors recommends you vote FOR the
following proposals:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Howard M. Amster	O	O	O

	1b.	Barry A. Igdaloff	O	O	O

						For	Against	Abstain

2.	Proposal to ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.					O	O	O

3.	Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers.					O	O	O

4.	Proposal to approve and adopt the First Amendment to the Company's Amended and Restated 2004 Incentive Stock Plan.					O	O	O

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN THE BOX]				Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Notice of Annual Meeting and Annual Report are available at www.proxyvote.com.

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M74375-P52871

NOVATION COMPANIES, INC.
Annual Meeting of Shareholders June 6, 2014
This proxy is solicited by the Board of Directors

Rodney E. Schwatken and Brett A. Monger, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Novation Companies, Inc. at the Hilton President Kansas City, 1329 Baltimore Ave, Kansas City, MO 64105 on June 6, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Continued and to be signed on reverse side